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                                                                   EXHIBIT 16.1





August 26, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments with respect to us under the caption "Experts" in this Registration Statement on Form S-1 of Let's Talk Cellular & Wireless, Inc.


Yours truly,


/s/ DELOITTE & TOUCHE




cc:  Nicolas Molina, Chief Executive Officer
     Let's Talk Cellular & Wireless, Inc.